UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2008

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 28, 2008, the Board of Directors of First BanCorp (the "Corporation") approved a new Code of Ethics for the CEO and Senior Financial Officers (the "Code of Ethics"), which updates and clarifies the duties, obligations, and responsibilities of the principal executive officer, principal financial officer, principal accounting officer, and certain other senior financial officers who have primary responsibility for the financial reporting and accounting functions of the Corporation and its subsidiaries. The new Code of Ethics is intended to replace the Corporation's existing Code of Ethics for the CEO and Senior Financial Officers. The full text of the new Code of Ethics will be made available free of charge through the Corporate Governance page of the Corporation's website at www.firstbankpr.com. We also intend to disclose any amendments to or waivers of the Code of Ethics on our website.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

November 3, 2008	By:	Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel